Exhibit 10.2

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

Co-operation Agreement

Between:	ACADIA Pharmaceuticals GmbH
Pilatusstrasse 41
6003 Lucerne
Switzerland
(hereinafter called ACADIA)

And	BASF Pharma (Evionnaz) SA
route du Simplon 1
1902 Evionnaz
Switzerland
(hereinafter called BPE)

Recitals:

Whereas, BPE sells and markets pharmaceutical products manufactured by it and its Affiliates (as defined below), e.g. BASF Pharma (Saint-Vulbas) SAS (“BPSV”), BASF PharmaChemikalien GmbH & Co. KG (“BPCG”) as well as BASF SE in Germany (“BASF”).

Whereas, BPE and/or one of its Affiliates have the ability and desire to manufacture and BPE has the desire to supply the PRODUCT (as defined in clause 1.1 herein). BPSV, BPCG, and BASF are referred to in this Agreement, collectively, as “Affiliates” of BPE and, individually, as an “Affiliate” of BPE.

Whereas, ACADIA is a biopharmaceutical company focused on the discovery, development and commercialization of small molecule drugs for the treatment of central nervous system disorders and is incorporated in Switzerland.

BPE and ACADIA are referred to herein, collectively, as the “Parties” and, individually, as a “Party”.

1.	Preamble

1.1.	The Parties wish to co-operate in the industrial scale manufacture of the products described in more detail in the PRODUCT schedules (essentially in the form as stipulated in Annex A hereto) hereto (hereinafter called PRODUCTS), and to establish the framework under which such co-operation is to be undertaken.

2.	Co-operation scope:

2.1.

The Parties agree to co-operate on the terms of this Agreement to manufacture PRODUCTS at BPE and/or its Affiliates, as indicated in more detail in the relevant PRODUCT schedule hereto, and to support the supply of the PRODUCT by BPE to ACADIA. ACADIA understands that the PRODUCTS are manufactured for ACADIA (including its affiliates and its and their respective licensees and collaborators) only and that once the PRODUCTS have been manufactured in accordance with the terms of this Agreement and the relevant PRODUCT schedule, including but not limited to the forecasting and order procedures (and meet the warranties in Section 3.2), ACADIA shall purchase them on a first in first out basis as established in the relevant PRODUCT schedule; provided, however, that ACADIA shall not have any obligation to purchase PRODUCTS in quantities that exceed quantities reflected in a binding PRODUCT schedule.

2.2.	The individual manufacturing program to be undertaken by BPE to manufacture a specific PRODUCT is set out in the respective PRODUCT schedule (hereinafter called the Manufacturing Program).

2.2.1.	BPE hereby agrees to use commercially reasonable efforts and all due skills and care to conduct the Manufacturing Program and to provide or cause its Affiliates indicated in the PRODUCT schedule to provide adequate and appropriate resources required to complete the Manufacturing Program.

2.2.2.	ACADIA hereby agrees to provide BPE and its Affiliates appropriate resources to the extent reasonably required by BPE, or its Affiliates, as provided in the relevant PRODUCT schedule. Upon reasonable advance notice during normal business hours, ACADIA will make available to BPE and its Affiliates ACADIA personnel to respond to queries and requests from BPE and its Affiliates.

2.3	The terms for lead times, forecasts and orders shall be individually agreed upon for each PRODUCT in the relevant PRODUCT schedule.

3.	Obligations of BPE

3.1.	BPE shall manufacture or have manufactured (by its Affiliates) and supply to ACADIA the PRODUCTS in accordance with current Good Manufacturing Practices as stipulated in the ICH Harmonized Tripartite Guideline Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients Q7 (“cGMP”), and the specifications mutually agreed upon in the respective PRODUCT schedule. Notwithstanding anything to the contrary in this Agreement, the PRODUCT schedule or the corresponding quality agreement entered into by the Parties (as may be amended by the Parties from time to time in accordance with its terms, the “Quality Agreement”), in no event may BPE initiate or perform any manufacturing or other activities under this Agreement through any Affiliates of BPE, or any subcontractor, without the prior written approval by ACADIA. BPE acknowledges that, prior to initiating any activities at an Affiliate of BPE or any subcontractor, such sites must be qualified by ACADIA.

3.2.	BPE represents and warrants that PRODUCTS supplied under this Agreement shall: (i) be manufactured in accordance with applicable regulatory approvals for such PRODUCTS, cGMP and all other applicable laws and regulations, (ii) conform to the specifications agreed upon in the respective PRODUCT schedule in effect at the time of delivery, (iii) not be adulterated or misbranded within the meaning of the U.S. Federal Food, Drug & Cosmetic Act, as amended from time to time, and/or any analogous regulations in any other applicable jurisdiction, (iv) not contain any defect in material or workmanship or any cross-contamination, and (v) at the time of delivery, be free and clear of any lien or encumbrance.

3.3.	BPE MAKES NO WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, BY FACT OR LAW, OTHER THAN (I) AS SET FORTH IN SECTION 3.2, AND (II) IMPLIED WARRANTIES OF TITLE, FREEDOM FROM ENCUMBRANCE, AND RIGHT TO TRANSFER SAME. BPE MAKES NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF MERCHANTABILITY.

3.4.	BPE shall be responsible for obtaining all raw materials required for the manufacture of PRODUCT hereunder. BPE shall use its commercially reasonable efforts to deliver PRODUCT to ACADIA on the agreed upon delivery dates. BPE shall supply the PRODUCTS to ACADIA together with a certificate of analysis (“COA”) confirming that such PRODUCT meets the specifications set forth in the relevant PRODUCT schedule and was manufactured in accordance with cGMP and such additional documentation as detailed in the Quality Agreement. ACADIA shall inspect each delivery of PRODUCT to confirm that it meets the specifications. ACADIA may reject PRODUCT that does not conform to the warranties in Section 3.2. IN ORDER TO REJECT PRODUCT, ACADIA MUST GIVE WRITTEN NOTICE TO BPE OF SUCH REJECTION WITHIN […***…] DAYS AFTER DELIVERY OF PRODUCT AND, IN THE EVENT OF DEFECTS WHICH CANNOT BE DETECTED UPON DILIGENT INSPECTION (“LATENT DEFECT”), WITHIN […***…] DAYS AFTER DETECTION OF A LATENT DEFECT. ACADIA’s FAILURE TO GIVE SUCH NOTICE TO BPE OF ANY CLAIM WITHIN […***…] DAYS AFTER THE DATE OF DELIVERY OR […***…] DAYS AFTER DETECTION OF A LATENT DEFECT, AS APPLICABLE, SHALL CONSTITUTE ACCEPTANCE OF THE PRODUCT. If notice of rejection is given, ACADIA shall cooperate with BPE in determining whether rejection is necessary or justified. BPE will evaluate process issues and other reasons for such non-compliance. If BPE in good faith disagrees with ACADIA’s determination that PRODUCT does not meet the warranties in Section 3.2, it shall provide written notice to ACADIA within […***…] days after notice of rejection from ACADIA (and BPE shall be deemed to accept such rejection if it does not provide notice within such period). If the Parties fail to reach agreement on the matter within […***…] days after BPE’s notice to ACADIA of disagreement with the notice of rejection, then as promptly as practicable, and in any event within […***…] days after ACADIA receives BPE’s notice of disagreement, such PRODUCT and the applicable COA shall (i) with respect to a dispute regarding compliance with specifications, be submitted to a mutually acceptable third party laboratory which shall determine whether such PRODUCT meets the specifications and (ii) with respect to a dispute regarding cGMP compliance, be submitted to a mutually acceptable third party quality/regulatory consultant. The Parties

***Confidential Treatment Requested

shall cooperate with the third party’s reasonable requests for assistance in connection with its analysis and agree that such applicable third party’s determination shall be final and binding on each of the Parties. The Party against whom the third party rules shall bear all costs of the third party testing/services. Whether or not BPE accepts ACADIA’s rejection of PRODUCT, BPE shall endeavour to replace any PRODUCT for which ACADIA has provided a notice of rejection with PRODUCT that complies with the warranties set forth in Section 3.2 as promptly as practicable, but in any event, within […***…] days from the date the notice of rejection is provided. If ACADIA’s rejection of PRODUCT is accepted or deemed accepted by BPE or confirmed by the determination of the third party, then BPE shall bear the cost of the replacement PRODUCT. If the third party determination does not confirm ACADIA’s rejection of PRODUCT, then ACADIA shall bear the cost of any replacement PRODUCT along with the cost of rejected PRODUCT if ACADIA has not previously paid for such PRODUCT. If the PRODUCT is not replaced within such […***…]-day period described above, and ACADIA’s rejection of PRODUCT is accepted or deemed accepted by BPE or confirmed by the determination of the third party, BPE shall refund the amount paid by ACADIA, on a pro rata basis, for the portion of the PRODUCT that is not replaced. For clarity, the foregoing sentence shall not limit BPE’s obligations to replace such PRODUCT. The rights and obligations in this Section 3.4 with respect to any PRODUCT shall continue during the term of the Agreement.

3.5.	Any modification of the production process of the PRODUCT, or materials, equipment, or procedures used to manufacture PRODUCT […***…] may only be carried out by BPE or its Affiliates with prior written consent of ACADIA and in accordance with the quality agreement between the Parties.

3.6.	BPE shall keep and shall ensure that its Affiliates keep complete, accurate, up-to-date, and authentic accounts, notes, data and records of the work performed under this Agreement. Upon ACADIA’s written request, BPE shall allow ACADIA to review such records for the purposes of assuring PRODUCT quality and compliance with cGMP. ACADIA acknowledges that all manufacturing records shall be protected under the confidentiality provisions of Section 7. BPE shall have and maintain, or shall procure that its Affiliates have and maintain, during the term of this Agreement all government permits and licenses, including without limitation health, safety and environmental permits, necessary for the conduct of the activities that it undertakes pursuant to this Agreement. BPE shall use commercially reasonable efforts to assist ACADIA in obtaining regulatory approval of any pharmaceutical product containing PRODUCT. BPE shall, and shall ensure that its Affiliates, as applicable, agree to reasonably cooperate with any inspection by any regulatory authority. ACADIA will reimburse BPE for its (or its Affiliates) out-of-pocket costs incurred in connection with any such assistance and cooperation provided under this Section 3.6.

***Confidential Treatment Requested

4.	Price and Payment terms

4.1	The price is agreed for each PRODUCT in the relevant PRODUCT schedule.

4.2.	The delivery terms for each PRODUCT are agreed upon in the relevant PRODUCT schedule. Risk of loss of, and title to, PRODUCT transfers to ACADIA when the PRODUCT has been delivered in accordance with the agreed upon INCOTERM.

4.3.	Payment for the amount of PRODUCT actually delivered has to be made after delivery of the applicable PRODUCT and delivery of all documentation to be delivered with respect to the applicable PRODUCT under the Quality Agreement and within […***…] days net from the date of the written invoice to ACADIA (which invoice will be provided on or after delivery of the applicable PRODUCT and documentation), unless the PRODUCT is rejected by ACADIA in good faith within […***…] days from the date of delivery, provided that, if BPE disagrees in good faith with ACADIA’s rejection, payment shall still be required by ACADIA within […***…] days after ACADIA’s receipt of BPE’s notice of disagreement. If the applicable COA is not provided with (or prior to the delivery of) the PRODUCT, ACADIA will promptly notify BPE and BPE will send ACADIA the COA.

5.	Termination / Cancellations

5.1.	This Agreement or any of the PRODUCT schedules may be terminated in accordance with the stipulations set forth in Sections 5.2 and 5.3. If ACADIA wishes to terminate this Agreement or a PRODUCT schedule, ACADIA agrees to pay BPE all amounts owing to BPE to the date of termination in accordance with the other provisions of this Agreement and the PRODUCT schedules […***…].

5.2.	This Agreement or any of the PRODUCT schedules may be terminated immediately by a Party upon written notice to the other Party:

5.2.1.	in the event of a material breach of this Agreement by the other Party where such breach is capable of cure and such breach remains uncured […***…] days after notice of such breach; or

5.2.2.	if the other Party shall dissolve or liquidate, or if the other Party shall make an assignment for the benefit of its creditors.

5.3.	If ACADIA, including its affiliates, ceases the development, marketing and sales of the end product processed from a PRODUCT, the relevant PRODUCT schedule may be terminated promptly upon written notice from ACADIA. In addition, ACADIA may terminate this Agreement or any PRODUCT schedule upon at least 3 months’ prior written notice to BPE. In case of termination under this Section 5.3, […***…].

***Confidential Treatment Requested

5.4.	All notices required or permitted hereunder, including notices of termination, shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to ACADIA:

ACADIA Pharmaceuticals GmbH

Pilatusstrasse 41

6003 Lucerne

Switzerland

Facsimile: […***…]

E-mail: […***…]

Attn: […***…]

cc:

ACADIA Pharmaceuticals Inc.

3611 Valley Centre Drive, Suite 300

San Diego, CA 92130

Facsimile: […***…]

E-mail: […***…]

Attn: […***…]

If to BPE:

BASF Pharma (Evionnaz) SA

CH- 1902 Evionnaz (VS)

1, Route du Simplon

Facsimile: […***…]

Attn: […***…]

E-mail: […***…]

cc: BASF SE

ZRR – D 100

Carl-Bosch-Str. 38

67056 Ludwigshafen, Germany

Attn: […***…]

Facsimile: […***…]

***Confidential Treatment Requested

6.	Liability; Allocation and Force Majeure

6.1 Liability

6.1.1.	BPE shall indemnify ACADIA and its affiliates and its and their respective directors, officers and employees from and against any and all liabilities, expenses and/or losses, including reasonable legal expenses and reasonable attorneys’ fees (“Losses”), incurred by any such indemnified party as a result of any third party claim, demand, action or other proceeding (“Claim”) resulting from or arising out of (i) the […***…] of […***…], (ii) a […***…] of […***…], or (iii) the […***…] of […***…], except, in each case, to the extent that a Claim results from or arises out of (a) the negligence or willful misconduct of ACADIA, or (b) a breach of ACADIA’s obligations, representations, or warranties.

6.1.2.	ACADIA shall indemnify BPE and its Affiliates and its and their respective directors, officers and employees from and against any and all Losses incurred by any such indemnified party as a result of any Claim resulting from or arising out of (i) the […***…] of […***…], (ii) a […***…] of […***…], or (iii) the […***…] of […***…], except, in each case, to the extent that a Claim results from or arises out of (a) the negligence or willful misconduct of BPE, or (b) a breach of BPE’s obligations, representations, or warranties.

6.1.3.	A party entitled to indemnification under this Section 6 shall give written notice to the indemnifying party of any Claim that may be subject to indemnification promptly after learning of such Claim, and the indemnifying party shall assume the defense of such Claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party with counsel so selected, the indemnifying party will not be subject to any liability for any settlement of such Claim made by the indemnified party without the indemnifying party’s consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified party with respect to such Claim.

6.1.4.	NOTWITHSTANDING ANY OTHER LANGUAGE HEREIN, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY RIGHTS OR OBLIGATIONS HEREUNDER; provided, however, that this Section 6.1.4 shall not be construed to limit either party’s indemnification obligations under Section 6.1.1 or 6.1.2 or liability for breach of Section 7.

***Confidential Treatment Requested

6.1.5.	Except for any liability arising from gross negligence or wilful misconduct, to the fullest extent permitted by law, and notwithstanding any other provision of this Agreement, BPE’s total liability, in the aggregate, for any and all claims and losses occurring in a particular calendar year, including without limitation, attorneys’ fees and costs of any nature whatsoever or expenses, resulting from or in any way related to this Agreement from any cause or causes shall not exceed […***…]. Notwithstanding the foregoing, (a) in no event shall this Section 6.1.5 apply to liability for breach of Section 7; and (b) with respect to BPE’s indemnification obligations under 6.1.1, BPE’s total liability, in the aggregate, for any and all claims and losses occurring in a particular calendar year shall not exceed […***…]or […***…], whichever is greater.

6.1.6.	Liability for non-conforming Product.

a)	THE LIABILITY OF BPE FOR THE DELIVERY OF PRODUCT NOT COMPLIANT WITH THE WARRANTIES IN SECTION 3.2 (HEREINAFTER “NON-CONFORMING PRODUCT”) SHALL BE LIMITED TO THE REPLACEMENT OF THE NON-CONFORMING PRODUCT WITH PRODUCT THAT COMPLIES WITH THE WARRANTIES IN SECTION 3.2 IN ACCORDANCE WITH SECTION 3.4.

b)	BPE shall bear full manufacturing cost of such replacement, including (i) the purchasing cost of raw materials and (ii) the cost of destruction of any Non-Conforming Product.

c)	IN THE EVENT THAT BPE IS NOT ABLE TO REPLACE NON-CONFORMING PRODUCT IN ACCORDANCE WITH SECTION 3.4, THEN BPE’S LIABILITY FOR NON-CONFORMING PRODUCTS SHALL BE LIMITED TO REFUNDING THE CONSIDERATION RECEIVED FOR THE NON-CONFORMING PRODUCT DELIVERED IN ACCORDANCE WITH SECTION 3.4.

***Confidential Treatment Requested

6.2	Force Majeure

6.2.1	Any events and circumstances whose occurrence is beyond the reasonable control of the Parties, such as acts of nature, war, labour disputes, industry-wide shortages of raw materials (that affect suppliers generally and not just BPE) or shortages of power, unavoidable transport and plant stoppages, fire or explosion, order of authority – including where such events make performance of the affected business uneconomical for the foreseeable future –shall discharge the affected Party from liability for failure or delay in performance under this Agreement for the period of interruption and to the extent of their effects from its obligations under this Agreement. Such discharge shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the Party has not caused such event(s) to occur. In a case of force majeure, BPE is not obliged to buy in PRODUCT for delivery from third parties.

6.2.2	The affected Party shall promptly notify the other Party of the anticipated duration and extent of the interruption and shall take all reasonable measures to forthwith remedy the interruption. The affected Party shall make reasonable efforts to make good non-performed services within its capacity.

6.2.3	Notwithstanding the foregoing, in the event a force majeure event results in a delay or failure in performance by BPE of any of its obligations under this Agreement for a period of […***…] days or more, ACADIA shall have the right to terminate this Agreement immediately upon written notice to BPE […***…].

7.	Confidentiality

7.1

The Parties agree that a Party (hereinafter the receiving party) receiving Confidential Information (defined below) of the other Party (hereinafter the disclosing party) will (i) maintain in confidence such Confidential Information to the same extent the receiving party maintains its own proprietary information of similar kind and value (but at a minimum the receiving party shall use commercially reasonable efforts to maintain Confidential Information of the disclosing party in confidence), (ii) not disclose such Confidential Information to any third party without prior written consent of the disclosing party, except in the case of ACADIA for disclosures made in confidence to any permitted sub licensees or other strategic partners or in connection with financings and (iii) not use Confidential Information of the disclosing party for any purpose except those permitted by this Agreement. However, ACADIA may disclose Confidential Information received from BPE to the appropriate regulatory authorities in connection with obtaining regulatory approval of products containing or based on PRODUCT. Each Party may disclose the Confidential Information to its affiliates and its permitted subcontractors who have a need to know such information for purposes of this Agreement, provided that such affiliates and permitted subcontractors are bound by obligations of confidentiality and non-use consistent with those set forth in this Agreement. Each Party shall remain liable to the other

***Confidential Treatment Requested

Party for compliance of its affiliates and permitted subcontractors with the provisions of this Section 7.

Confidential Information of a disclosing party shall mean all confidential or proprietary information of such Party, whether in written form or disclosed orally, visually and/or in other form, disclosed by such Party or any of its affiliates or its or its affiliates’ representatives to the receiving party or any of its affiliates. For purposes of clarification, all material and information disclosed by ACADIA to BPE that directly and specifically relates to PRODUCT and all data generated as a result of the manufacture of the PRODUCT to the extent they exclusively relate to PRODUCT (including, without limitation, all non-severable improvements, as defined below), shall be included within the Confidential Information of ACADIA. The receiving party shall have no obligation under this Section 7 with respect to any Confidential Information of the other party which the receiving party can demonstrate by competent proof:

a)	is in the public domain at the time of disclosure;

b)	is published or otherwise becomes part of the public domain through no fault of the receiving party;

c)	is known to the receiving party, before receipt thereof under this Agreement;

d)	is disclosed to the receiving party without restriction by a third party who has the right to disclose it to the receiving party; or

e)	has been developed independently by the receiving party, without the use of the disclosing party’s Confidential Information.

Disclosure of Confidential Information of the disclosing party shall not be precluded to the extent such disclosure is in response to a valid order of a court or other governmental body or is required by law or regulation; provided, however, that the receiving party shall first give reasonable prior notice to the disclosing party and thereafter shall cooperate with the disclosing party’s efforts, if applicable, to obtain a protective order limiting the extent of such disclosure and requiring that the Confidential Information so disclosed be used only for the purposes for which such order was issued or as required by such law or regulation. Any Confidential Information so disclosed shall still remain subject to the obligations of this Section 7.

7.2.	This confidentiality obligation will continue for a period of […***…] years after the termination or expiration date of this Agreement. Neither of the Parties shall be required to disclose to the other Party any information known to be property of, or obtained under obligations of secrecy from a third party.

7.3	The Confidential Information shall be deemed the property of the disclosing party and, upon request, the receiving party will, at the disclosing party’s option, either return all Confidential Information in tangible form or destroy all such Confidential Information and certify such destruction in writing to the

***Confidential Treatment Requested

disclosing party. The receiving party is entitled to keep one set of copies of the disclosing party’s Confidential Information for archival purposes in its legal department. The receiving party shall not obtain, and shall not attempt to obtain, patent coverage or any other sort of proprietary right on the received Confidential Information or on any invention, substance, or process that could not have been made but for knowledge of the received Confidential Information. Neither Party shall be deemed by this Agreement to have granted to the other Party any right or license under any patent application, issued patent, know-how or other proprietary information of such Party.

7.4	Except as otherwise provided in this Article 7, each Party agrees not to disclose to any third party the existence of this Agreement or the terms of this Agreement without the prior written consent of the other Party hereto, except that each Party may disclose the terms of this Agreement that are not otherwise made public as contemplated by this Section 7.4 as permitted under Section 7.1. Additionally, ACADIA shall have the right, upon consultation with BPE, to issue press releases relating to future events occurring in connection with this Agreement as reasonable determined by ACADIA; subject to ACADIA’s confidentiality obligations with respect to BPE’s Confidential Information as set forth above. Each Party shall have the right to disclose the terms of this Agreement and any PRODUCT schedules as required by applicable laws and regulations including disclosure requirements of the U.S. Securities and Exchange Commission (“SEC”) or any stock exchange on which securities issued by ACADIA or its affiliates are traded. The Parties will coordinate in advance with each other in connection with the filing of this Agreement (including redaction of certain provisions of this Agreement) with the SEC or any stock exchange on which securities issued by a Party or its affiliate are traded, and each Party will use reasonable efforts to seek confidential treatment for the terms proposed to be redacted; provided that each Party will ultimately retain control over what information to disclose to the SEC or any stock exchange as the case may be.

For the avoidance of doubt, ACADIA shall at all times remain the sole and exclusive owner of all right, title and interest in and to the PRODUCT (including, without limitation, all intellectual property rights claiming the PRODUCT or its manufacture, use or sale). The Parties agree that ACADIA shall be the sole and exclusive owner of any ideas, discoveries, inventions, improvements, innovations and the like (whether or not patentable) developed by BPE or any of its Affiliates during the term of this Agreement to the extent relating to the PRODUCT […***…] (“non-severable improvements”) and BPE hereby transfers and assigns to ACADIA all right, title and interest in and to the non-severable improvements. ACADIA may obtain patent, copyright, and/or other proprietary protection respecting the same non-severable improvements, subject to the terms and conditions of this Agreement. At the reasonable request and expense of ACADIA, BPE shall, and shall procure that its Affiliates, at ACADIA’s cost, take all actions and execute all documents necessary to transfer, effect, confirm, perfect, record, preserve, protect and enforce ACADIA’s rights in all rights, title and interests transferred hereunder. BPE hereby grants, and shall procure that its Affiliates

***Confidential Treatment Requested

grant, ACADIA a non-exclusive, worldwide, perpetual, irrevocable, royalty free license, without the right to sublicense, to use ideas, discoveries, inventions, improvements, innovations and the like (whether or not patentable) developed during the term of this Agreement to the extent relating to the PRODUCT […***…] (“severable improvements”) developed by BPE or its Affiliates during the term of this Agreement for the purpose of the manufacture of PRODUCT. Additionally, ACADIA has the right to allow a third party manufacturer to make the PRODUCT using those severable improvements developed by BPE or its Affiliates, provided ACADIA notifies BPE of any such manufacturer.

8.	Duration of the Agreement

8.1	This Agreement shall commence on August 17, 2015 (the “Effective Date”) and shall continue in full force and effect until the end of the fifth full calendar year following the Effective Date (the “Initial Term”). After the Initial Term, the Agreement shall automatically be renewed for successive terms of one (1) year each (the “Renewed Term”). This Agreement may be terminated at the end of the Initial Term or any Renewed Term by the provision of notice in writing from one Party to the other, without having to assign any reasons therefore, which notice shall not be given less than twelve (12) months prior to the end of the Initial Term or the relevant Renewed Term. Each Party may terminate this Agreement or a PRODUCT schedule early as provided in Section 5.

8.2	Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. The provisions of Sections 3.3, 3.6, 5, 6, 7, 8 and 9 shall survive any termination or expiration of this Agreement.

9.	Applicable Law; Miscellaneous

9.1.	This Agreement shall be governed by the substantive laws of Switzerland excluding (i) its renvoi provisions on the conflict of laws and (ii) the United Nations Convention on Contracts for International Sale of Goods. Any dispute, controversy or claim, arising out of or in relation to this Agreement, including the validity, invalidity, breach or termination thereof, shall be resolved by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers of Commerce in force on the date when the Notice of Arbitration is submitted in accordance with these Rules. The number of arbitrators shall be one. The seat of arbitration shall be […***…]. The arbitral proceedings shall be conducted in English.

9.2.	This Agreement shall not be assignable by either Party without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed, except that either Party may make such an assignment without the other Party’s consent to an affiliate or to a successor to

***Confidential Treatment Requested

substantially all of its business to which this Agreement relates, whether in merger, sale of stock, sale of assets or other transaction; provided that with regard to any such transfer to an affiliate, the transferring party will continue to remain liable under this Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties’ successors, legal representatives and permitted assigns.

9.3	No amendment, modification or waiver of any terms or conditions hereof shall be effective unless made in writing and signed by a duly authorized representative of each Party. In the event of any conflict between this Agreement or the PRODUCT schedule and the Quality Agreement, the Quality Agreement shall control with respect to quality-related matters, and this Agreement and the PRODUCT schedule, as applicable, shall control with respect to all other matters.

9.4	The failure of a Party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

9.5	This Agreement (including all exhibits and schedules hereto) embodies the entire, final and complete agreement and understanding between the Parties and replaces and supersedes all prior discussions and agreements between them with respect to the specific subject matter covered hereby.

9.6	ACADIA acknowledges that BPE has no control over ACADIA’s use or disposition of, or its subsequent processing or admixing of any PRODUCT with other chemicals or materials subsequent to delivery of PRODUCT, and ACADIA assumes the liability and responsibility therefor.

9.7	BPE shall remain responsible for the performance by its Affiliates of any of its obligations under this Agreement.

9.8	This Agreement may be executed in counterparts, including by transmission of facsimile or PDF copies of signature pages to the Parties or their representative legal counsel, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. The Parties additionally agree to exchange hard copy signature pages of the Agreement promptly following execution.

9.9

BPE represents and warrants that it shall not employ, contract with, or retain any person directly or indirectly to perform any services under this Agreement if such a person (a) is under investigation by the U.S. Food and Drug Administration (“FDA”) for debarment or is presently debarred by the FDA pursuant to 21 U.S.C. § 335a or its successor provisions, or (b) has a disqualification hearing pending or has been disqualified by the FDA pursuant to 21 C.F.R. § 312.70 or its successor provisions. In addition, BPE represents and warrants that it has not engaged in any conduct or activity which could lead to any of the above-mentioned disqualification or debarment actions. If, during the term of this Agreement, BPE or any person employed or retained by it to perform under this Agreement (i) comes under investigation by the FDA for a debarment action or disqualification, (ii) is debarred or disqualified, or (iii) engages in any conduct or activity that could lead to any of the above-mentioned disqualification or debarment actions, BPE shall immediately notify ACADIA of same.

IN WITNESS WHEREOF, the Parties sign, through their authorized representatives, have executed this Agreement in three original sets as of the dates set forth below.

ACADIA Pharmaceuticals GmbH		BASF Pharma (Evionnaz) SA

By:	/s/ Glenn F. Baity	By:	/s/ Daniel Lasanow
Name:	Glenn F. Baity	Name:	Daniel Lasanow
Title:	Director	Title:	Managing Director

Date: 17 August 2015		Date: 17 August 2015

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

PRODUCT SCHEDULE No 1.

(FOR SUPPLY OF Pimavanserin)

to the Co-operation Agreement with effective date August 17, 2015 entered into between:

(1)	ACADIA Pharmaceuticals GmbH, (“ACADIA”); and

(2)	BASF Pharma (Evionnaz) SA, (“BPE”)

(the “Agreement”)

This Product Schedule is made pursuant to, and is subject to all of the terms and conditions contained in the Agreement. Together, this Product Schedule and the Agreement form a binding agreement between the Parties in relation to the details set out in this Product Schedule.

This Product Schedule consists of the following parts:

1.	PART A: Product, Specifications and Manufacturing Program	2

2.	PART B: Delivery, Forecasting, Orders and Lead Times	2

3.	PART C: Pricing and Payment	3

4.	PART D: Special Conditions in addition to the Agreement	4

5.	PART E: Term of Product Schedule	5

1.	PART A: Product, Specifications and Manufacturing Program

1.1	Product: Pimavanserin

Product Specifications: The PRODUCT specifications have been separately provided by ACADIA to BPE. The PRODUCT specifications may be updated from time to time as agreed by the Parties.

Production Site: BASF Pharma (Evionnaz) SA

Manufacturing Program: Commercial

2.	PART B: Delivery, Forecasting, Minimum Orders, Orders and Lead Times

2.1	Delivery Terms (Incoterms 2010): FCA BASF Pharma (Evionnaz) SA facility

2.1.1 Deliverables required to be included with PRODUCT supplied by BPE are described in the quality agreement executed by the Parties.

2.2	Forecasting:

By the […***…] day of the last month in a given calendar quarter (or by the immediately preceding business day if the […***…] day of the month is not a business day), ACADIA shall provide BPE with a rolling forecast which will state: (1) the required amounts and delivery dates of the PRODUCT in each month for the immediately subsequent […***…] month period (the “Initial […***…] Month Period”) and (2) a quarterly estimate of the required amounts for each of the […***…] quarters following the Initial […***…] Month Period (such quarterly estimate shall be updated only every […***…] months) (“Rolling Forecast”). The amount of the PRODUCT stated for the first […***…] months of each Rolling Forecast (“Binding Part”) shall be binding upon both ACADIA and BPE, and the subsequent quarterly estimates of each Rolling Forecast shall be non-binding and for the purpose of reference only.

ACADIA is aware that in case of orders in a […***…] month period over […***…], a new batch size shall have to be revalidated.

2.3	Minimum Orders

There will be no minimum quantity of PRODUCT to be ordered yearly. Each Firm PO (as defined below) shall however provide a minimum quantity equal to no less than […***…] of the validated batch size of the final process step ([…***…]). The current batch size is approximately […***…].

*** Confidential Treatment Requested

2.5	Lead Times:

In accordance with the Binding Part set forth on the applicable Rolling Forecast, ACADIA shall deliver firm purchase orders for the PRODUCT to BPE at least […***…] prior to the requested delivery date(s) of the PRODUCT to ACADIA (the “Firm POs”). Such Firm POs shall specify at a minimum: (i) the quantity of required PRODUCTS, (ii) the requested delivery dates for such specified quantities, and, (iii) the place of delivery. Upon receipt of such Firm POs, BPE shall promptly acknowledge such receipt in writing. BPE shall supply all PRODUCTS ordered in Firm POs in accordance with this Agreement and the Firm PO. Should ACADIA order a quantity in excess of the forecasted amount in the Binding Part of a Rolling Forecast, BPE shall use its commercially reasonable efforts to meet ACADIA’s demand that exceeds the forecasted amount. ACADIA shall not have any recourse to BPE, and BPE shall not be liable to ACADIA in the event the demand above the forecasted quantity in the Binding Part of a Rolling Forecast cannot be produced in the time requested.

3.	PART C: Pricing and Payment

3.1	Price

[…***…]

All PRODUCT prices as set forth in the table above (“Prices”) are calculated based on volume of PRODUCT ordered in each Firm PO.

All Prices shall be […***…], and any […***…].

At either Party’s request, BPE and ACADIA will jointly review cost saving factors at the end of each calendar year, in relation to BPE’s or ACADIA’s investments and

*** Confidential Treatment Requested

make any necessary adjustments to the price with regard to the benefits coming from such cost savings. In principle, any cost saving arising out of any investment made by a Party shall be passed along to the Party responsible for cost savings.

In the event of any substantial increase […***…] in the manufacturing cost of the PRODUCT, such as prices of raw materials, energy or utilities, the Parties shall[…***…] forthwith meet and negotiate in good faith to mutually agree on a revision to the Price consistent with the substantial increase in manufacturing cost of the PRODUCT. BPE agrees to provide supporting information and documentation as reasonably requested by ACADIA to evidence such substantial increase in manufacturing costs. BPE shall have the right to request negotiations as described in this paragraph no more than once per calendar year during the term of this PRODUCT Schedule. The parties will both use commercially reasonable efforts to reach agreement on the revision to the Price within […***…] after receipt by ACADIA of the request and such information and documentation.

3.2	Invoice Currency

CHF

Bank account:

Payment shall be made to account stated on the invoice. Invoices shall be paid in accordance with the terms set forth in the Agreement, notwithstanding anything to the contrary indicated on the invoice provided.

4.	PART D: […***…] Special Conditions in addition to the Agreement

If ACADIA terminates the Agreement or this Product Schedule other than in accordance with Section 5.2 or Section 6.2.3 of the Agreement, then ACADIA shall pay […***…] the out-of-pocket cost of all purchased and non-returnable or refundable raw-materials purchased before BPE’s receipt of ACADIA’s notice of termination […***….]

*** Confidential Treatment Requested

[…***…]

If ACADIA is […***…], BPE shall […***…] in accordance with this PRODUCT schedule and the Agreement […***…].

5.	PART E: Term of Product Schedule

This Product Schedule shall commence on August 17, 2015 (the “Effective Date”) and shall continue in full force and effect until the end of the fifth full calendar year following the Effective Date (the “Initial Term”). After the Initial Term, the Product Schedule shall automatically be renewed for successive terms of one (1) year each (the “Renewed Term”). This Product Schedule may be terminated at the end of the Initial Term or any Renewed Term by the provision of notice in writing from one Party to the other, without having to assign any reasons therefore, which notice shall not be given less than six (6) months prior to the end of the Initial Term or the relevant Renewed Term. The Product Schedule may be terminated earlier subject to and in accordance with the terms and conditions contained in the Agreement.

*** Confidential Treatment Requested

Execution

THIS PRODUCT SCHEDULE IS EXECUTED by the authorised representatives of the Parties as of the date last written below.

SIGNED for and on behalf of		SIGNED for and on behalf of
ACADIA Pharmaceuticals GmbH		BASF Pharma (Evionnaz) SA

/s/ Glenn F. Baity		/s/ Daniel Lasanow
Signature		Signature

Name:	Glenn F. Baity	Name:	Daniel Lasanow
Title:	Director	Title:	Managing Director

Date:	17 August 2015	Date:	17 August 2015